Exhbiit 3.2

BYLAWS

OF

NISSAN AUTO RECEIVABLES CORPORATION II

ARTICLE ONE

MEETINGS OF STOCKHOLDERS

Section 1.01.                                Time and Place.  All meetings of stockholders shall be held at such time and place, whether within or without the State of Delaware, as shall be determined by the President or the Board of Directors.

Section 1.02.                                Annual Meeting.  An annual meeting of stockholders shall be held each year, commencing in July 2001, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 1.03.                                Special Meetings.  Special meetings of stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors.  Any such request shall state the purpose or purposes of the proposed meeting.

Section 1.04.                                Notice of Meetings.  Written notice of each meeting of stockholders stating the place, date and hour thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called, shall be given, in the manner prescribed by Section 4.01 of these Bylaws, to each stockholder entitled to vote at such meeting, not less than 10 nor more than 60 days prior to the meeting.

Section 1.05.                                Quorum.  Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of stockholders.

Section 1.06.                                Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote at such meeting.  Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock held by such stockholder and entitled to vote at such meeting.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 1.07.                                Stockholder Consent in Lieu of Meetings.  Whenever the vote of stockholders at a meeting thereof is required or permitted by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consent in writing to such corporate action being taken.  Any such written consent shall be filed with the Secretary of the Corporation.

ARTICLE TWO

DIRECTORS

Section 2.01.                                Board of Directors.  The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not, by statute, the Certificate of Incorporation or these Bylaws, directed or required to be exercised or done by the stockholders.

Section 2.02.                                Number of Directors.  The Board of Directors shall consist of five (5) directors until changed pursuant to this Section or the Certificate of Incorporation.  The authorized number of directors on the Board shall not be less than three nor more than five unless changed by a duly adopted Bylaw or an amendment to the Certificate of Incorporation.  The exact number of directors may be changed from time to time within the limits specified either by resolution duly adopted by the Board of Directors or by approval of the stockholders, except that no decrease in the size of the Board of Directors shall eliminate the seat or shorten the term of any director who is required to be an “Independent Director” pursuant to the Certificate of Incorporation.  The term of any incumbent director that is not required to be an Independent Director shall not be shortened unless such director is specifically removed pursuant to Section 2.03 of these Bylaws at the time of such decrease.

Section 2.03.                                Resignation and Removal.  Any director may resign at any time by written notice to the Corporation.  Any director may be removed, for cause or without cause, by the stockholders, provided, however, that no Independent Director shall be removed by the stockholders, for cause or without cause, unless a new Independent Director shall be elected in his place.

Section 2.04.                                Vacancies.  Any vacancy in the Board of Directors occurring by reason of death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by the remaining directors or by the stockholders, provided, however, that the filling of such seat be in accordance with the provisions of the Certificate of Incorporation.  Each director elected to fill a vacancy shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise.

Section 2.05.                                Committees.  The Board of Directors may designate from among its members committees which may exercise any of the powers of the Board of Directors to the extent the Board of Directors so provides.

Section 2.06.                                Election and Term of Directors.  Directors shall be elected annually or at such time as is required by the Certificate of Incorporation, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting.  If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient.  Each director shall hold office from the time of his election and qualification until his successor is elected and qualified or until his earlier resignation or removal.

ARTICLE THREE

MEETING OF THE BOARD

Section 3.01.                                Time and Place; Telephonic Meetings.  Meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall be determined by the President or the Board of Directors. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment permitting all persons participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.02.                                First Meeting.  The directors elected at each annual meeting of stockholders may hold their first meeting within 10 days following the annual meeting, at such time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting or by the consent in writing of all of the newly-elected directors, and no notice of such meeting to the newly-elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

Section 3.03.                                Regular Meetings.  Regular meetings of the Board of Directors may be held, without notice, at such time and place as shall from time to time be fixed in advance by resolution of the Board.

Section 3.04.                                Special Meetings.  Special meetings of the Board of Directors may be called by the President, and at the written request of any director shall be called by the President or the Secretary.  Written notice of each special meeting of directors stating the time and place, and, if deemed appropriate by the person or persons by whom or at whose request the meeting is being called, the purpose or purposes thereof, shall be personally received by each director at least three days before such meeting.  The time and place of any special meeting of directors may also be fixed by a duly executed waiver of notice thereof.

Section 3.05.                                Quorum and Voting.  At all meetings of the Board of Directors a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meetings at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by statute, the Certificate of Incorporation or these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the members of the Board present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 3.06.                                Director Consent in Lieu of Meetings.  Any action of the Board of Directors or any committee thereof required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board or committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of the proceedings of the Board or committee.

ARTICLE FOUR

NOTICE

Section 4.01.                                Delivery of Notices.  Notices to directors and stockholders shall be in writing and may be delivered personally or by mail.  Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, enclosed in a post-paid sealed wrapper, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed or delivered at the address designated in such request.  Notice to directors may also be given by telegram or by leaving the notice at the residence or usual place of business or a director.

Section 4.02.                                Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. No such waiver need specify the business to be transacted at nor the purpose of such meeting.

ARTICLE FIVE

OFFICERS

Section 5.01.                                Executive Officers.  The executive officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The executive officers of the Corporation shall exercise such powers and perform such duties as are set forth herein and such additional powers and duties as the Board of Directors may at any time or from time to time determine to be advisable, and shall be chosen annually by the Board of Directors at its first meeting following the meeting of stockholders at which the Board was elected.

Section 5.02.                                Chairman of the Board.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he is present, and shall exercise general supervision of the other officers and employees of the Corporation on behalf of the Board of Directors.

Section 5.03.                                Vice Chairman of the Board.  The Vice Chairman of the Board of Directors, if elected, shall perform the duties of the Chairman of the Board of Directors at the Chairman’s request, or in the case of his absence or inability to act, and when so acting shall have all the powers of the Chairman.

Section 5.04.                                President.  The President of the Corporation, subject to the direction of the Board of Directors and its Chairman, shall be the chief executive officer of the Corporation, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees and may assign such duties to such other officers of the Corporation as he deems appropriate.

Section 5.05.                                Treasurer.  The Treasurer of the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation and its books of account.

Section 5.06.                                Secretary.  The Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall be the custodian of the Corporation’s other corporate records.

Section 5.07.                                Other Officers and Agents.  The Board of Directors may also appoint a Vice Chairman of the Board, one or more Assistant Treasurers or Secretaries and such other officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as set forth herein or as the Board of Directors may at any time or from time to time determine to be advisable.

Section 5.08.                                Tenure; Resignation; Removal; Vacancies.  Each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to these Bylaws shall have been fixed by the Board of Directors, he shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him.  Any officer may resign by written notice to the Corporation and may be removed for cause or without cause by the Board of Directors, provided that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any employment contract or other agreement with the Corporation.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

ARTICLE SIX

AMENDMENTS

Section 6.01.                                Power to Amend.  These Bylaws may be amended or repealed, and new Bylaws may be adopted, by vote of the Board of Directors or of the stockholders entitled at the time to vote for the election of directors.

ARTICLE SEVEN

INDEMNIFICATION

Section 7.01.                                Right to Indemnification.

(i)           Persons Entitled to Indemnification. Subject to applicable Delaware law as existing or hereafter amended, the Corporation will indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (“Indemnitee”).  Further, this indemnification right will extend to each person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

(ii)           Scope of Indemnification.  The indemnification right will extend to persons entitled to such right whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent.

(iii)           Expenses Indemnified.  The Corporation will indemnify persons entitled to indemnity against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

(iv)           Survival.  The indemnification right outlined in this paragraph 7.01, unless otherwise provided when authorized or ratified, will continue as to a person who has ceased to be a director, officer, employee or agent. Further, the indemnification right will inure to the benefit of such Indemnitee’s heirs, executors and administrators.

(v)           Limitation of Indemnification.  The Corporation will indemnify any Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 7.02.                                Repayment of Indemnified Expenses.  The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (“Advance Payment”).  Nevertheless, if Delaware law so requires, such Advance Payment of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this paragraph, under Delaware law, or otherwise.

Section 7.03.                                Indemnification of Other Persons.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers as outlined in paragraphs 7.01 and 7.02 above.

Section 7.04.                                Right of Claimant to Bring Suit.  If a claim brought under paragraph 7.01, 7.02, or 7.03 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If the claimant’s suit is successful in whole or in part, the claimant will be entitled to recover also the expense of prosecuting such claim.

(i)           Valid Defenses to the Claimant’s Action.  It shall be a defense to any such action (other than an action brought to enforce a claim for Advance Payment where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed.

(ii)           Invalid Defenses to the Claimant’s Action.  Neither of the following acts or omissions will be a defense to the claimant’s action or create a presumption that the claimant has failed to meet the standard of conduct described in paragraph 7.04(i) above:

(a)           the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because the claimant has met such standard of conduct; or

(b)           an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct.

Section 7.05.                                Non-Exclusivity of Rights.  The right to indemnification and to Advance Payments conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any: (i) statute; (ii) provision of the Certificate of Incorporation; (iii) bylaw; (iv) agreement; (v) vote of stockholders; (vi) vote of disinterested directors; or (vii) otherwise.

Section 7.06.                                Insurance.  Regardless of whether the Corporation would have the power under Delaware law to indemnify itself or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, the Corporation may maintain insurance, at its expense, to protect such persons or entities against any such expense, liability or loss.

Section 7.07.                                Certain Provisions Related to Employee Benefit Plans.  For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 7.08.                                Expenses as a Witness.  The Corporation will indemnify any director, officer, employee or agent of the Corporation who, by reason of such position, or a position with another entity at the request of the Corporation, is a witness in any Proceeding.  Such indemnity will cover all costs and expenses actually and reasonably incurred by the witness or on his or her behalf in connection with the Proceeding.

Section 7.09.                                Indemnity Agreements.  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

ARTICLE EIGHT

CAPITAL STOCK

Section 8.01.                                Certificates.  Certificates for stock of the Corporation shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, or a Vice Chairman of the Board, if any, or the President or a Vice President, if any, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof.  Any of or all the signatures on a certificate may be facsimile signatures.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

ARTICLE NINE

CHECKS, NOTES, DRAFTS, ETC.

Section 9.01.                                Checks, Notes, Drafts, Etc.  Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE TEN

OFFICES

Section 10.01.                                Location of Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE ELEVEN

GENERAL RESOLUTIONS

Section 11.01.                                Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.